                                                                     Exhibit 4.1




                           GENERAL CABLE CORPORATION


                                   as Issuer

                                      and


                                                 ,

                                   as Trustee

                             ----------------------

                                   INDENTURE

                            Dated as of          ,20__

                             ----------------------


                             SENIOR DEBT SECURITIES

                              CROSS-REFERENCE TABLE

  TIA                                                       Indenture
Section                                                      Section
-------                                                     ---------

310   (a)(1)...........................................     7.08; 7.10
      (a)(2)...........................................     7.08; 7.10
      (a)(3)...........................................     N.A.
      (a)(4)...........................................     N.A.
      (a)(5)...........................................     7.08
      (b)..............................................     7.08; 7.10; 10.02
      (c)..............................................     N.A.
311   (a)..............................................     7.11
      (b)..............................................     7.11
      (c)..............................................     N.A.
312   (a)..............................................     2.06
      (b)..............................................     10.03
      (c)..............................................     10.03
313   (a)..............................................     7.06
      (b)(1)...........................................     N.A.
      (b)(2)...........................................     7.05
      (c)..............................................     7.06; 10.02
      (d)..............................................     7.06
314   (a)..............................................     4.05; 4.06; 10.02
      (b)..............................................     N.A.
      (c)(1)...........................................     10.04
      (c)(2)...........................................     10.04
      (c)(3)...........................................     N.A.
      (d)..............................................     N.A.
      (e)..............................................     10.05
      (f)..............................................     N.A.
315   (a)..............................................     7.01(2)
      (b)..............................................     7.05; 10.02
      (c)..............................................     7.01(1)
      (d)..............................................     7.01(3)
      (e)..............................................     6.11
316   (a)(last sentence)...............................     2.11
      (a)(1)(A)........................................     6.05
      (a)(1)(B)........................................     6.04
      (a)(2)...........................................     N.A.
      (b)..............................................     6.07
      (c)..............................................     9.04
317   (a)(1)...........................................     6.08
      (a)(2)...........................................     6.09
      (b)..............................................     2.05
318   (a)..............................................     10.01
      (b)..............................................     N.A.
      (c)..............................................     10.01

-----------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture
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                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01.          Definitions.........................................1
SECTION 1.02.          Other Definitions...................................4
SECTION 1.03.          Rules of Construction...............................5

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.          Issuable in Series..................................5
SECTION 2.02.          Execution and Authentication........................7
SECTION 2.03.          Bond Agents.........................................8
SECTION 2.04.          Bearer Securities...................................8
SECTION 2.05.          Paying Agent to Hold Money in Trust.................9
SECTION 2.06.          Securityholder Lists................................9
SECTION 2.07.          Transfer and Exchange..............................10
SECTION 2.08.          Replacement Securities.............................10
SECTION 2.09.          Outstanding Securities.............................11
SECTION 2.10.          Discounted Securities..............................11
SECTION 2.11.          Treasury Securities................................11
SECTION 2.12.          Global Securities..................................11
SECTION 2.13.          Temporary Securities...............................12
SECTION 2.14.          Cancellation.......................................12
SECTION 2.15.          Defaulted Interest.................................12

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.          Notices to Trustee.................................13
SECTION 3.02.          Selection of Securities to Be Redeemed.............13
SECTION 3.03.          Notice of Redemption...............................13
SECTION 3.04.          Effect of Notice of Redemption.....................14
SECTION 3.05.          Payment of Redemption Price........................14
SECTION 3.06.          Securities Redeemed in Part........................15

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                                                                         ----

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.          Payment of Securities..............................15
SECTION 4.02.          Payment of Taxes; Maintenance of
                         Corporate Existence;
                         Maintenance of Properties........................16
SECTION 4.03.          SEC Reports........................................17
SECTION 4.04.          Annual Review Certificate..........................17
SECTION 4.05.          Maintenance of Office or Agency....................17
SECTION 4.06.          Waiver of Stay, Extension or Usury Laws............17
SECTION 4.07.          Notice to Trustee of Certain Defaults..............18
SECTION 4.08.          Further Assurances to Trustee......................18

                                  ARTICLE FIVE

                                   SUCCESSORS

SECTION 5.01.          When Company May Merge, etc........................18

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.          Events of Default..................................19
SECTION 6.02.          Acceleration.......................................21
SECTION 6.03.          Other Remedies.....................................21
SECTION 6.04.          Waiver of Past Defaults............................22
SECTION 6.05.          Control by Majority................................22
SECTION 6.06.          Limitations on Suits...............................22
SECTION 6.07.          Rights of Holders to Receive Payment...............22
SECTION 6.08.          Collection Suit by Trustee.........................23
SECTION 6.09.          Trustee May File Proofs of Claims..................23
SECTION 6.10.          Priorities.........................................23
SECTION 6.11.          Undertaking for Costs..............................24
SECTION 6.12.          Restoration of Rights and Remedies.................24
SECTION 6.13.          Rights and Remedies Cumulative.....................24
SECTION 6.14.          Delay or Omission Not Waiver.......................24
SECTION 6.15.          Waiver of Stay, Extension or Usury Laws............25

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                                                                         ----

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.          Duties of Trustee..................................25
SECTION 7.02.          Rights of Trustee..................................26
SECTION 7.03.          Individual Rights of Trustee.......................27
SECTION 7.04.          Trustee's Disclaimer...............................27
SECTION 7.05.          Notice of Defaults.................................27
SECTION 7.06.          Reports by Trustee to Holders......................27
SECTION 7.07.          Compensation and Indemnity.........................27
SECTION 7.08.          Replacement of Trustee.............................28
SECTION 7.09.          Successor Trustee by Merger, etc...................29
SECTION 7.10.          Eligibility; Disqualification......................29
SECTION 7.11.          Preferential Collection of
                       Claims Against Company.............................30

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.          Defeasance.........................................30
SECTION 8.02.          Conditions to Defeasance...........................30
SECTION 8.03.          Application of Trust Money.........................31
SECTION 8.04.          Repayment to Company...............................32

                                  ARTICLE NINE

                                   AMENDMENTS

SECTION 9.01.          Without Consent of Holders.........................32
SECTION 9.02.          With Consent of Holders............................32
SECTION 9.03.          Compliance with Trust Indenture Act................33
SECTION 9.04.          Effect of Consents.................................33
SECTION 9.05.          Notation on or Exchange of Securities..............34

                                   ARTICLE TEN

                                  MISCELLANEOUS

SECTION 10.01.         Trust Indenture Act................................34
SECTION 10.02.         Notices............................................34
SECTION 10.03.         Communications by Holders
                         with Other Holders...............................35

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                                                                         ----

SECTION 10.04.         Certificate and Opinion
                         as to Conditions Precedent.......................35
SECTION 10.05.         Statements Required in
                         Certificate or Opinion...........................36
SECTION 10.06.         Rules by Company and Agents........................36
SECTION 10.07.         Legal Holidays.....................................36
SECTION 10.08.         No Recourse Against Others.........................36
SECTION 10.09.         Duplicate Originals................................36
SECTION 10.10.         Governing Law......................................37


SIGNATURES            .....................................................1

Exhibit A         -   Form of Registered Security........................A-1
Exhibit B         -   Form of Bearer Security ...........................B-1
Exhibit C         -   Form of Assignment.................................C-1
Exhibit D         -   Form of Conversion Notice..........................D-1

                  INDENTURE dated as of            , 20__ between GENERAL CABLE
CORPORATION, a Delaware corporation ("Company"), and                 ,
a               ("Trustee").

                  Each party agrees as follows for the benefit of the Holders of the Company's debt securities issued under this Indenture:

                                   ARTICLE ONE

                                   DEFINITIONS

SECTION 1.01.     Definitions.

                  "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

                  "Agent" means any Registrar, Transfer Agent or Paying Agent.

                  "Authorized Newspaper" means a newspaper that is:

                        (1) printed in the English language or in an official
            language of the country of publication;

                        (2) customarily published on each business day in the
            place of publication; and

                        (3) of general circulation in the relevant place or in
            the financial community of such place.

                  Whenever successive publications in an Authorized Newspaper are required, they may be made on the same or different business days and in the same or different Authorized Newspapers.

                  "Bearer Security" means a Security payable to bearer.

                  "Board" or "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

                  "Bond Resolution" means a resolution adopted by the Board or by an Officer or committee of Officers pursuant to Board delegation authorizing a series of Securities.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of any person and all warrants or options to acquire such capital stock.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any security into which the Common Stock may be converted.

                  "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

                  "Consolidated Tangible Net Worth" means the excess of (i) the net book value of the assets of the Company and its Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) plus the amount, if any, by which the market value of precious metals inventories exceeds the carrying value of those metals on the consolidated books of account of the Company and its Subsidiaries reduced by taxes estimated to be payable upon realization as calculated by the Company and reviewed by the Company's auditors over (ii) the consolidated liabilities (including tax and other proper accruals) of the Company and its Subsidiaries, in each case computed and consolidated in accordance with GAAP.

                  "Conversion Rate" means such number of shares of Common Stock for which $1,000 aggregate principal amount of Securities of any series is convertible, initially as stated in the Bond Resolution authorizing the series and as adjusted pursuant to the terms of this Indenture and the Bond Resolution.

                  "coupon" means an interest coupon for a Bearer Security.

                  "Default" with respect to a series of the Securities or to all series of the Securities, as the case may be, means any event which is, or after notice or passage of time would be, an Event of Default with respect to such series or to all series of the Securities, as the case may be.

                  "Discounted Security" means a Security where the amount of principal due upon acceleration is less than the stated principal amount.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as in effect on the date of this Indenture.

                  "Holder" or "Securityholder" means the person in whose name a Registered Security is registered and the bearer of a Bearer Security or coupon.

                  "Indenture" means this Indenture and any Bond Resolution as amended from time to time.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) but in no event shall "Lien" include any defeasance pursuant to Article 8 hereof.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "Officer" means the Chairman of the Board, the President, any Vice President (including any Executive Vice President or Senior Vice President), the Treasurer, any Assistant Treasurer, the Secretary, or the Controller of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Secretary or Assistant Controller of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "principal" of a debt security means the principal of the security plus the premium, if and when applicable, on the security.

                  "Registered Security" means a Security registered as to principal and interest by the Registrar.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the debt securities issued under this Indenture.

                  "series" means a series of Securities or the Securities of the series.

                  "Significant Subsidiary" shall have the meaning assigned to such term in Regulation S-X promulgated under the Securities Act of 1933, as amended.

                  "Stock Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Market Price is open for trading or quotation.

                  "Subsidiary" means any corporation, association or other business entity, a majority (by number of votes) of the Voting Stock or control of which is at the time owned or controlled by the Company or another Subsidiary of the Company.

                  "Surviving Person" means, with respect to any person involved in any transaction or that makes any disposition, the person formed by or surviving such transaction or disposition or the person with or to which such transaction or disposition is made.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Treasury Regulations" means regulations of the U.S. Treasury Department under the Internal Revenue Code of 1986, as amended.

                  "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "United States" means the United States of America, its territories and possessions and other areas subject to its jurisdiction.

                  "Voting Stock" means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or governing body) of such corporation, association or other business entity, other than stock having such power only by reason of the happening of a contingency.

                  "Yield to Maturity" means the yield to maturity on any Securities, calculated at the time of issuance of such Securities, or, if applicable, at the most recent redetermination of interest on such Securities, and calculated in accordance with accepted financial practice.

SECTION 1.02.     Other Definitions.

 Term                                               Defined in Section

"Bankruptcy Law"                                            6.01
"Bearer Securities List"                                    2.06
"Conversion Agent"                                          2.03
"Custodian"                                                 6.01
"Event of Default"                                          6.01
"Legal Holiday"                                            10.07
"Paying Agent"                                              2.03
"Registrar"                                                 2.03
"Transfer Agent"                                            2.03
"U.S. Government Obligations"                               8.02

SECTION 1.03.     Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in the United States;

            (3) GAAP principles are those applicable and in effect on the date of this Indenture;

            (4) all terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions;

            (5) "or" is not exclusive; and

            (6) words in the singular include the plural, and in the plural include the singular.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.     Issuable in Series.

                  The aggregate principal amount of Securities that may be issued under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. All Securities of any one series and all coupons, if any, appertaining to Bearer Securities of such series shall be substantially identical except as to currency of payments due thereunder, the denomination in which the Securities are issuable, the rate or rates of interest, or method of determining the rate of interest, if any, the maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided by the Company in or pursuant to a Bond Resolution or in any supplemental indenture pertaining to such series of Securities. Each series shall be created by a Bond Resolution or a supplemental indenture that establishes the terms of the series, which may include the following:

            (1) the title of the Series;

            (2) the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

            (3) the interest rate or rates, if any, or method of calculating the interest rate;

            (4) the date or dates from which interest will accrue;

            (5) the record dates for interest payable on Registered Securities;

            (6) the dates when principal and interest are payable;

            (7) the manner of paying principal and interest;

            (8) the places where principal and interest are payable;

            (9) the Registrar, Transfer Agent and Paying Agent;

            (10) the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;

            (11) the terms of any repayment at the option of Holders;

            (12) the denominations in which Securities are issuable;

            (13) whether Securities will be issuable as Registered Securities or Bearer Securities;

            (14) whether and upon what terms Registered Securities and Bearer Securities may be exchanged;

            (15) whether any Securities will be represented by a Security in global form;

            (16) the terms of any global Security;

            (17) the terms of any tax indemnity;

            (18) the currencies (including any composite currency) in which principal or interest may be paid;

            (19) if payments of principal or interest may be made in a currency other than that in which Securities are denominated, the manner for determining such payments;

            (20) if amounts of principal or interest may be determined by reference to an index, formula or other method, the manner for determining such amounts;

            (21) provisions for electronic issuance of Securities or for Securities in uncertificated form;

            (22) the portion of principal payable upon acceleration of a Discounted Security;

            (23) any Events of Default or covenants in addition to or in lieu of those set forth in this Indenture;

            (24) whether and upon what terms Securities may be defeased, if different from the provisions set forth in this Indenture;

            (25) the forms of the Securities or any coupon, which, unless the Bond Resolution or supplemental indenture otherwise provides, shall be in the form of Exhibit A or B or otherwise;

            (26) any terms that may be required by or advisable under U.S. or other applicable laws;

            (27) the percentage of the principal amount of the Securities which is payable if the maturity of the Securities is accelerated in the case of Securities issued at a discount from their face amount;

            (28) whether and upon what terms the Securities will be convertible into or exchangeable for Common Stock of the Company; and

            (29) any other terms not inconsistent with this Indenture.

                  All Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

                  The creation and issuance of a series and the authentication and delivery thereof are not subject to any conditions precedent.

SECTION 2.02.     Execution and Authentication.

                  Two Officers shall sign the Securities by manual or facsimile signature. The Company's seal may be reproduced on the Securities. An Officer shall sign any coupons by facsimile signature.

                  If an Officer whose signature is on a Security or its coupons no longer holds that office at the time the Security is authenticated or delivered, the Security and coupons shall nevertheless be valid.

                  A Security and its coupons shall not be valid until the Security is authenticated by the manual signature of the Registrar. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  Each Registered Security shall be dated the date of its authentication. Each Bearer Security shall be dated the date of its original issuance or as provided in the Bond Resolution.

                  Securities may have notations, legends or endorsements required by law, stock exchange rule, agreement or usage.

SECTION 2.03.     Bond Agents.

                  The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent"), where Securities may be presented for payment ("Paying Agent") and where Securities may be presented for conversion ("Conversion Agent"). Whenever the Company must issue or deliver Securities pursuant to this Indenture, the Registrar shall authenticate the Securities at the Company's written request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

                  The Company may appoint more than one Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Transfer Agent, Paying Agent or Conversion Agent for a series, the Trustee shall act as such.

SECTION 2.04.     Bearer Securities.

                  U.S. laws and Treasury Regulations restrict sales or exchanges of and payments on Bearer Securities. Therefore, except as provided below:

            (1) Bearer Securities will be offered, sold and delivered only outside the United States and will be delivered only upon presentation of a certificate in a form prescribed by the Company to comply with U.S. laws and regulations.

            (2) Bearer Securities will not be issued in exchange for Registered Securities.

            (3) All payments of principal and interest (including original issue discount) on Bearer Securities will be made outside the United States by a Paying Agent located outside the United States unless the Company determines that:

            (A) such payments may not be made by such Paying Agent because the payments are illegal or prevented by exchange controls as described in Treasury Regulation ss. 1.163-5(c)(2)(v); and

            (B) making the payments in the United States would not have an adverse tax effect on the Company.

                  If there is a change in the relevant provisions of U.S. laws or Treasury Regulations or the judicial or administrative interpretation thereof, a restriction set forth in paragraph (1), (2) or (3) above will not apply to a series if the Company determines that the relevant provisions no longer apply to the series or that failure to comply with the relevant provisions would not have an adverse tax effect on the Company or on Securityholders or cause the series to be treated as "registration-required" obligations under U.S. law.

                  The Company shall notify the Trustee of any determinations by the Company under this Section.

SECTION 2.05.     Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent for a series other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the persons entitled thereto all money held by the Paying Agent for the payment of principal of or interest on the series, and will notify the Trustee of any default by the Company in making any such payment.

                  While any such default continues, the Trustee may require a Paying Agent to pay all money so held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

                  If the Company or an Affiliate acts as Paying Agent for a series, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent for the series.

SECTION 2.06.     Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Transfer Agent, the Company shall furnish to the Trustee semiannually and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Registered Securities and Holders of Bearer Securities whose names are on the list referred to below.

                  The Transfer Agent shall keep a list of the names and addresses of Holders of Bearer Securities who file a request to be included on such list (the "Bearer Securities List"). A request will remain in effect for two years unless renewed or amended.

                  Whenever the Company or the Trustee is required to mail a notice to all Holders of Registered Securities of a series, it also shall mail the notice to Holders of Bearer Securities of the series whose names are on the Bearer Securities List.

                  Whenever the Company is required to publish a notice to all Holders of Bearer Securities of a series, it also shall mail the notice to such of them whose names are on the Bearer Securities List.

SECTION 2.07.     Transfer and Exchange.

                  Where Registered Securities of a series are presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations of the series, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met.

                  The Transfer Agent may require a Holder to pay a sum sufficient to cover any taxes imposed on a transfer or exchange.

                  If a series provides for Registered and Bearer Securities and for their exchange, Bearer Securities may be exchanged for Registered Securities and Registered Securities may be exchanged for Bearer Securities as provided in the Securities or the Bond Resolution if the requirements of the Transfer Agent for such transactions are met and if Section 2.04 permits the exchange.

SECTION 2.08.     Replacement Securities.

                  If the Holder of a Security or coupon claims that it has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that the Security or coupon has been acquired by a bona fide purchaser, the Company shall issue a replacement Security or coupon if the Company and the Trustee receive:

            (1) evidence satisfactory to them of the loss, destruction or taking;

            (2) an indemnity bond satisfactory to them; and

            (3) payment of a sum sufficient to cover their expenses and any taxes for replacing the Security or coupon.

A replacement Security of the same series shall contain identical terms and shall have coupons attached corresponding to those, if any, on the original Security.

                  Every replacement Security or coupon is an additional obligation of the Company.

SECTION 2.09.     Outstanding Securities.

                  The Securities outstanding at any time are all the Securities authenticated by the Registrar except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

                  If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

                  A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.10.     Discounted Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, the principal amount of a Discounted Security shall be the amount of principal that would be due as of the date of such determination if payment of the Security were accelerated on that date.

SECTION 2.11.     Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.12.     Global Securities.

                  If the Bond Resolution so provides, the Company may issue some or all of the Securities of a series in temporary or permanent global form. A global Security may be in registered form, in bearer form with or without coupons or in uncertificated form. A global Security shall represent that amount of Securities of a series as specified in the global Security or as endorsed thereon from time to time. At the Company's request, the Registrar shall endorse a global Security to reflect the amount of any increase or decrease in the Securities represented thereby.

                  The Company may issue a global Security only to a depository designated by the Company. A depository may transfer a global Security only as a whole to its nominee or to a successor depository.

                  The Bond Resolution may establish, among other things, the manner of paying principal and interest on a global Security and whether and upon what terms a beneficial owner of an interest in a global Security may exchange such interest for definitive Securities.

                  The Company, an Affiliate, the Trustee and any Agent shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.

SECTION 2.13.     Temporary Securities.

                  Until definitive Securities of a series are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Temporary Securities may be in global form. Temporary Bearer Securities may have one or more coupons or no coupons. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

SECTION 2.14.     Cancellation.

                  The Company at any time may deliver Securities to the Registrar for cancellation. The Transfer Agent and the Paying Agent shall forward to the Registrar any Securities and coupons surrendered to them for payment, exchange or registration of transfer. The Registrar shall cancel all Securities or coupons surrendered for payment, registration of transfer, exchange or cancellation as follows: the Registrar will cancel all Registered Securities and matured coupons. The Registrar also will cancel all Bearer Securities and unmatured coupons unless the Company requests the Registrar to hold the same for redelivery. Any Bearer Securities so held shall be considered delivered for cancellation under Section 2.09. The Registrar shall destroy canceled Securities and coupons unless the Company otherwise directs.

                  Unless the Bond Resolution otherwise provides, the Company may not issue new Securities to replace Securities that the Company has paid or that the Company has delivered to the Registrar for cancellation.

SECTION 2.15.     Defaulted Interest

                  If the Company defaults in a payment of interest on Registered Securities, it need not pay the defaulted interest to Holders on the regular record date. The Company may fix a special record date for determining Holders entitled to receive defaulted interest or the Company may pay defaulted interest in any other lawful manner.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee.

                  Securities of a series that are redeemable before maturity shall be redeemable in accordance with their terms and, unless the Bond Resolution otherwise provides, in accordance with this Article.

                  In the case of a redemption by the Company, the Company shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company shall notify the Trustee at least 45 days before the redemption date unless a shorter notice is satisfactory to the Trustee.

                  If the Company is required to redeem Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for acquired or redeemed Securities that the Company has not previously delivered to the Registrar for cancellation, the Company shall deliver the Securities at the same time as the notice.

SECTION 3.02.     Selection of Securities to Be Redeemed.

                  If less than all the Securities of a series, with the same issue date, interest rate, stated maturity and other terms, are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of the series outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities having denominations larger than the minimum denomination for the series. Securities and portions thereof selected for redemption shall be in amounts equal to the minimum denomination for the series or an integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.     Notice of Redemption.

                  The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Bond Resolution. In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or
(b) all of the Securities of any series, with the same issue date, interest rate, stated maturity and other terms, the Company shall, at least 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities of such series to be redeemed.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Registered Securities whose Securities are to be redeemed.

                  If Bearer Securities are to be redeemed, the Company shall publish a notice of redemption in an Authorized Newspaper as provided in the Securities.

                  A notice shall identify the Securities of the series to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption, together with all coupons, if any, maturing after the redemption date, must be surrendered to the Paying Agent to collect the redemption price;

            (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

            (6) whether the redemption by the Company is mandatory or optional.

                  A redemption notice given by publication need not identify Registered Securities to be redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04.     Effect of Notice of Redemption.

                  Once notice of redemption is given, Securities called for redemption become due and payable on the redemption date at the redemption price stated in the notice. The Transfer Agent need not exchange or register the transfer of any Security selected for redemption. The Transfer Agent need not exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed.

SECTION 3.05.     Payment of Redemption Price.

                  On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

                  When the Holder of a Security surrenders it for redemption in accordance with the redemption notice, the Company shall pay to the Holder on the redemption date the redemption price and accrued interest to such date, except that:

            (1) the Company will pay any such interest (except defaulted interest) to Holders on the record date of Registered Securities if the redemption date occurs on an interest payment date; and

            (2) the Company will pay any such interest to Holders of coupons that mature on or before the redemption date upon surrender of such coupons to the Paying Agent.

                  Coupons maturing after the redemption date on a called Security are void absent a payment default on that date. Nevertheless, if a Holder surrenders for redemption a Bearer Security missing any such coupons, the Company and the Trustee may deduct the face amount of such coupons from the redemption price. If thereafter the Holder surrenders to the Paying Agent the missing coupons, the Company will return the amount so deducted. The Company also may waive surrender of the missing coupons if it receives an indemnity bond satisfactory to the Company and the Trustee.

SECTION 3.06.     Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder a new Security of the same series containing identical terms and provisions equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.     Payment of Securities.

(1) The Company shall duly and punctually pay the principal of (and premium, if any) and interest on a series in accordance with the terms of the Securities for the series, any related coupons, and this Indenture on the dates and in the manner provided in the Securities and in this Indenture.

(2) Unless the Bond Resolution otherwise provides, the Company shall pay interest on overdue principal of a series of the Securities at the rate of interest or Yield to Maturity (in the case of a Discounted Security) borne by such series of Securities or at such other rate as may be specified in such Security; and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.     Payment of Taxes; Maintenance of Corporate Existence;
                       Maintenance of Properties.

                  The Company will:

            (1) cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company and its Subsidiaries or upon the income or profits of the Company and its Subsidiaries before or any part thereof belonging to the Company and its Subsidiaries before the same shall be in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided; however, that neither the Company nor any of its Subsidiaries shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the nonpayment thereof does not, in the judgment of the Company, materially adversely affect the ability of the Company and its Subsidiaries to pay all obligations under this Indenture when due; provided further that neither the Company nor any of its Subsidiaries shall not be required to cause to be paid or discharged any such tax, assessment, charge, levy or claim if, in the judgment of the Company, such payment shall not be advantageous to the Company or its Subsidiaries in the conduct of their business and if the failure so to pay or discharge does not, in its judgment, materially adversely affect the ability of the Company to pay all obligations under this Indenture when due;

            (2) cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Company and its Subsidiaries and to comply with all applicable laws; provided, however, that nothing in this subsection (2) shall prevent a consolidation or merger of the Company not prohibited by the provisions of Article 5 or any other provision or the Bond Resolution or supplemental indenture pertaining to a Series and that the Company need not maintain the corporate existence of any immaterial Subsidiary; and

            (3) at all times keep, maintain and preserve all the property of the Company and its Subsidiaries in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (3) shall prevent either the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the ability of the Company to pay all obligations under this Indenture when due.

SECTION 4.03.     SEC Reports.

                  The Company shall file with the Trustee within 30 days after it is required to file them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA ss. 314(a).

SECTION 4.04.     Annual Review Certificate.

                  The Company shall file with the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating:

            (1) that the signing officers have supervised a review of the activities of the Company and its Subsidiaries during the preceding fiscal year to determine whether the Company has observed and performed its obligations under this Indenture; and

            (2) that to the best knowledge of each officer signing such certificate the Company has observed and performed all of its covenants in this Indenture and is not in default in the observance and performance of any of the terms, provisions and conditions of this Indenture (or if the Company is in such default, specifying those defaults and the nature thereof of which he has knowledge).

                  Such certificate need not comply with Section 10.05.

SECTION 4.05.     Maintenance of Office or Agency.

                  The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office of agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

SECTION 4.06.     Waiver of Stay, Extension or Usury Laws.

                  The Company (to the extent that it may lawfully do so) will not any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performances of this Indenture and (to the extent that may they lawfully do so) the Company hereby expressly waive all benefit or advantage of any such law, and covenant that they will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.     Notice to Trustee of Certain Defaults.

                  The Company shall give the Trustee within 30 days written notice of (a) any failure of the kind described in Section 6.01(3) which remains uncured for 30 days after the Company has knowledge thereof, or (b) an event of default described in Section 6.01(4).

SECTION 4.08.     Further Assurances to Trustee.

                  The Company will, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Indenture.

                                  ARTICLE FIVE

                                   SUCCESSORS

SECTION 5.01.     When Company May Merge, etc.

                  The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person unless:

            (1) either (a) the Company is the Surviving Person or (b) the Surviving Person (if other than the Company) is organized under the laws of the United States of America or a State thereof or the District of Columbia;

            (2) the Surviving Person assumes by supplemental indenture (a) all the obligations of the Company under and (b) the performance and observance if every covenant of this Indenture, the Securities and any other document entered into in connection therewith; and

            (3) immediately after giving effect to the transaction, no Default or Event of Default exists under this Indenture.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

                  The successor shall be substituted for the Company, and thereafter all obligations of the Company under this Indenture, the Securities and any other document entered into in connection therewith shall terminate.

                  To the extent that a Bond Resolution or supplemental indenture pertaining to any Series provides for different provisions relating to the subject matter of this Article 5, the provisions in such Resolution or supplemental indenture shall govern for purposes of such Series.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default.

                  An "Event of Default" with respect to a series of the Securities occurs if:

            (1) the Company defaults in the payment of interest on a Security of such series when the same becomes due and payable and the default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal of a Security of such series when the same becomes due and payable at maturity, upon redemption or otherwise, or in the making of any sinking fund payment, if any, required by the terms of such series;

            (3) the Company fails to comply with any of its other covenants, conditions or agreements in the Securities of such series or this Indenture and the default continues for the period and after the notice specified below;

            (4) the Company, pursuant to or within the meaning of any Bankruptcy
      Law:

                        (A) commences a voluntary case,

                        (B) consents to the entry of an order for relief against
            it in an involuntary case,

                        (C) consents to the appointment of a Custodian of it or
            for all or substantially all of its property, or

                        (D) makes a general assignment for the benefit of its
            creditors;

            (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company in an involuntary
            case,

                        (B) appoints a Custodian of the Company for all or
            substantially all of its property, or

                        (C) orders the liquidation of the Company, and the order
            or decree remains unstayed and in effect for 90 days;

            (6) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall involve an amount in excess of $10,000,000, and shall constitute a failure to pay such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder;

            (7) a final judgment or judgments in an amount of $10,000,000 or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered; or

            (8) any other Event of Default provided with respect to Securities of that series.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A default under clause (3) is not an Event of Default with respect to a series of the Securities until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such series notify the Company of the default and the Company does not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02.     Acceleration.

                  If an Event of Default (other than an Event of Default resulting from subclause (4) or (5) above), with respect to a series of the Securities occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities of such series by notice to the Company and the Trustee, may declare the principal and accrued interest on all the Securities of such series to be due and payable immediately. Upon such declaration, such principal (or, if the Securities of a series are Discounted Securities, such portion of the principal due and payable immediately. If an Event of Default with respect to the Company specified in subclause (4) or (5) above occurs, all amounts due and payable on the Securities of such Series will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in principal amount of the outstanding Securities of such series by notice to the Trustee may rescind or annul such acceleration and its consequences if all existing Events of Default with respect to such series have been cured or waived pursuant to Section 6.04 and if the rescission would not conflict with any judgment or decree.

SECTION 6.03.     Other Remedies.

(1) If an Event of Default with respect to a series of the Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture, and may take any necessary action required of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

(2) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.     Waiver of Past Defaults.

                  Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Securities of a series by notice to the Trustee may waive an existing Default with respect to such series and its consequences. When a Default is waived with respect to a series of the Securities, it is cured and stops continuing with respect to such series.

SECTION 6.05.     Control by Majority.

                  The Holders of a majority in principal amount of the outstanding Securities of a series may direct the time, method and place of conducting any proceeding with respect to such series for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of a Security of such series, that would involve the Trustee in personal liability, or if the Trustee does not have sufficient indemnification against any loss or expense.

SECTION 6.06.     Limitations on Suits.

            (1) A Holder of a Security of a series may not pursue any remedy with respect to this Indenture or the Securities of such series unless:

                        (A) the Holder gives to the Trustee written notice of a
            continuing Event of Default with respect to such series;

                        (B) the Holders of at least 25% in principal amount of
            the outstanding Securities of such series make a written request to the Trustee to pursue the remedy with respect to such series;

                        (C) such Holder or Holders offer to the Trustee
            indemnity satisfactory to the Trustee against any loss, liability or expense; and

                        (D) the Trustee does not comply with the request within
            60 days after receipt of the request and the offer of indemnity.

(2) a Securityholder may not use this Indenture to prejudice the rights of another Securityholder of the same series or to obtain a preference or priority over the other Securityholder of the same series.

SECTION 6.07.     Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of a Holder of a Security to receive payment of principal and interest on such Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and not be impaired or affected without the consent of such Holder.

SECTION 6.08.     Collection Suit by Trustee.

                  If an Event of Default with respect to a series of the Securities in payment of interest or principal or premium, if any, specified in
Section 6.01(1) and (2) occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and the Trustee may obtain judgment in its own name and as trustee of an express trust and enforce the same against the Company for the whole amount of principal and interest remaining unpaid with respect to such series of the Securities.

SECTION 6.09.     Trustee May File Proofs of Claims.

                  The Trustee may, and is appointed the true and lawful attorney-in-fact for the Holders of the Securities to, (a) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property, (b) collect and receive any monies or property payable or deliverable on account of such claims as trustee of a constructive trust or as holder of an equitable lien against the Company or regarding its assets, and (c) distribute the same after deduction of its charges and expenses to the extent that such charges and expenses are not paid out of the estate in any such proceeding.

SECTION 6.10.     Priorities.

            (1) If the Trustee collects any money pursuant to this Article with respect to a series of the Securities, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: to Holders of the Securities of such series for amounts due and unpaid on the Securities of such series for principal (and premium, if any) and interest, ratably, without preference or priority of any kind according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

                  Third:  the balance, if any, to the Company.

            (2) The Trustee may fix a record date and payment date for any payment to Holders of Securities of the relevant series.

SECTION 6.11.     Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities of a series.

SECTION 6.12.     Restoration of Rights and Remedies.

                  If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13.     Rights and Remedies Cumulative.

                  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.     Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities as the case may be.

SECTION 6.15.     Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee.

            (1) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (2) Except during the continuance of an Event of Default actually known to the Trustee:

                        (A) The Trustee need perform only those duties as are
            specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                        (B) In the absence of bad faith on its part, the Trustee
            may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to
            Section 10.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (A) This paragraph does not limit the effect of
            paragraph (2) of this Section 7.01.

                        (B) The Trustee shall not be liable for any error of
            judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                        (C) The Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (5) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (4) of this Section 7.01.

            (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     Rights of Trustee.

                  Subject to Section 7.01:

            (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

            (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (5) Any Agent shall have the same rights and be protected to the same extent as if it were Trustee.

SECTION 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or coupons and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04.     Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities or any coupons; it shall not be accountable for the Company's use of the proceeds from the Securities; it shall not be responsible for any statement in the Securities or any coupons; it shall not be responsible for any over issue; it shall not be responsible for determining whether the form and terms of any Securities or coupons were established in conformity with this Indenture; and it shall not be responsible for determining whether any Securities were issued in accordance with this Indenture.

SECTION 7.05.     Notice of Defaults.

                  If a Default occurs and is continuing on a series and if it is known to the Trustee, the Trustee shall mail a notice of the Default within 90 days after it occurs to Holders of Registered Securities of the series. Except in the case of a Default in payment on a series, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders of the series. The Trustee shall withhold notice of a Default described in Section 6.01(3) until at least 90 days after it occurs.

SECTION 7.06.     Reports by Trustee to Holders.

                  Any report required by TIA ss. 313(a) to be mailed to Securityholders shall be mailed by the Trustee on or before June 30 of each year. The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on a stock exchange.

SECTION 7.07.     Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities and any coupons on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest on particular securities.

SECTION 7.08.     Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's consent.

                  The Company may remove the Trustee if:

            (1) the Trustee fails to comply with TIAss.310(a) orss.310(b) or with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a Custodian or other public officer takes charge of the Trustee or its property;

            (4) the Trustee becomes incapable of acting; or

            (5) an event of the kind described in Section 6.01(4) or (5) occurs with respect to the Trustee.

                  The Company also may remove the Trustee with or without cause if the Company so notifies the Trustee three months in advance and if no Default occurs during the three-month period.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with TIA ss. 310(a) or ss. 310(b) or with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Registered Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION 7.09.     Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.     Eligibility; Disqualification.

                  This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Company shall comply with the provisions of TIA ss. 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.11.     Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.     Defeasance.

                  Securities of a series may be defeased in accordance with their terms and, unless the Bond Resolution otherwise provides, in accordance with this Article.

                  The Company at any time may terminate as to a series all of its obligations under this Indenture, the Securities of the series and any related coupons ("legal defeasance option"). The Company at any time may terminate as to a series its obligations under Section 4.03 provided that none of its obligations in the Sections set forth in the immediately succeeding sentence may be terminated ("covenant defeasance option"). However, in the case of the legal defeasance option, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 shall survive until the Securities of the series are no longer outstanding; thereafter the Company's obligations in
Section 7.07 shall survive.

                  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to Section 4.03.

                  The Trustee upon request shall acknowledge in writing the discharge of those obligations that the Company terminates.

SECTION 8.02.     Conditions to Defeasance.

                  The Company may exercise as to a series its legal defeasance option or its covenant defeasance option if:

            (1) the Company irrevocably deposits in trust with the Trustee or another trustee money or U.S. Government Obligations;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations without reinvestment plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of the series to maturity or redemption, as the case may be;

            (3) immediately after the deposit no Default exists;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the deposit does not cause the Trustee to have a conflicting interest under TIAss. 310(a) orss. 310(b) as to another series;

            (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that Holders of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance and, in the case of legal defeasance, such opinion must be based on a U.S. Internal Revenue Service ruling or a change in U.S. Federal income tax law;

            (7) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

            (8) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(4) or (5) occurs that is continuing at the end of the period.

                  Before or after a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  "U.S. Government Obligations" means direct obligations of the United States which have the full faith and credit of the United States pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

SECTION 8.03.     Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on Securities of the defeased series.

SECTION 8.04.     Repayment to Company.

                  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an abandoned property law designates another person.

                                  ARTICLE NINE

                                   AMENDMENTS

SECTION 9.01.     Without Consent of Holders.

                  The Company and the Trustee may amend this Indenture, the Securities or any coupons without the consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide that specific provisions of this Indenture shall not apply to a series not previously issued;

            (4) to create a series and establish its terms;

            (5) to provide for a separate Trustee for one or more series; or

            (6) to make any change that does not materially adversely affect the rights of any Securityholder.

SECTION 9.02.     With Consent of Holders.

                  Unless the Bond Resolution otherwise provides, the Company and the Trustee may amend this Indenture, the Securities and any coupons with the written consent of the Holders of a majority in principal amount of the Securities of all series affected by the amendment voting as one class. However, without the consent of each Securityholder affected, an amendment under this
Section 9.02 may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the interest on or change the time for payment of interest on any Security;

            (3) change the fixed maturity of any Security;

            (4) reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due upon an acceleration thereof;

            (5) change the currency in which principal or interest on a Security is payable;

            (6) make any change in Section 6.04 or this Section 9.02, except to increase the amount of Securities whose Holders must consent to an amendment or waiver or to provide that other provisions of this Indenture cannot be amended or waived without the consent of each Securityholder affected thereby; or

            (7) impair the right of any Securityholder to sue for payment under this Indenture, the Securities or any coupon.

                  An amendment of a provision included solely for the benefit of one or more series does not affect Securityholders of any other series.

                  Securityholders need not consent to the exact text of a proposed amendment or waiver; it is sufficient if they consent to the substance thereof.

SECTION 9.03.     Compliance with Trust Indenture Act.

                  Every amendment pursuant to Section 9.01 or 9.02 shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                  If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

SECTION 9.04.     Effect of Consents.

                  An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder entitled to consent to it.

                  A consent to an amendment or waiver by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security. Any Holder or subsequent Holder may revoke the consent as to his Security if the Trustee receives notice of the revocation before the amendment or waiver becomes effective.

                  The Company may fix a record date for the determination of Holders of Registered Securities entitled to give a consent. The record date shall not be less than 10 nor more than 60 days prior to the first written solicitation of Securityholders.

SECTION 9.05.     Notation on or Exchange of Securities.

                  The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

                                   ARTICLE TEN

                                  MISCELLANEOUS

SECTION 10.01.    Trust Indenture Act.

                  The provisions of TIA ss.ss. 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 10.02.    Notices

                  Any notice by one party to another is duly given if in writing and delivered in person, sent by facsimile transmission confirmed by mail or mailed by first-class mail to the other's address shown below:

                           Company:      General Cable Corporation
                                         4 Tesseneer Drive
                                         Highland Heights, Kentucky 41076
                                         Attention: General Counsel

                           Trustee:      ______________________
                                         ______________________
                                         ______________________
                                         ______________________
                                         Attention:  Corporate Trust Department

                  A party, by notice to the other parties, may designate additional or different addresses for subsequent notices.

                  Any notice mailed to a Securityholder shall be mailed to his address shown on the register kept by the Transfer Agent or on the Bearer Securities List referred to in Section 2.06. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders or the sufficiency of any published notice.

                  If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

                  If in the Company's opinion it is impractical to mail a notice required to be mailed or to publish a notice required to be published, the Company may give such substitute notice as the Trustee approves. Failure to publish a notice as required or any defect in it shall not affect the sufficiency of any mailed notice.

                  All notices shall be in the English language, except that any published notice may be in an official language of the country of publication.

                  A "notice" includes any communication required by this Indenture.

SECTION 10.03.    Communications by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 10.04.    Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall if so requested furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05.    Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.06.    Rules by Company and Agents.

                  The Company may make reasonable rules for action by or a meeting of Securityholders. An Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07.    Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, unless the Bond Resolution otherwise provides, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08.    No Recourse Against Others.

                  All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 10.09.    Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 10.10.    Governing Law.

                  The laws of the State of New York shall govern this Indenture, the Securities and any coupons, unless federal law governs without regard to principles of conflicts of laws.

                                   SIGNATURES



Dated:                             GENERAL CABLE CORPORATION


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:




Dated:                                                                         ,
                                       ----------------------------------------

                                       as Trustee

                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A


                          A Form of Registered Security

No.                                                                    $


                            GENERAL CABLE CORPORATION
                               [Title of Security]

General Cable Corporation
promises to pay to

or registered assigns
the principal sum of                               Dollars on             , 20__

Interest Payment Dates:
          Record Dates:

                                                   Dated:

                                                   GENERAL CABLE CORPORATION
Transfer Agent and Paying Agent

                                            (SEAL)

Authenticated:                                     Name:
                                                   Title:


Registrar, by

Authorized Signatory                               Name:
                                                   Title:

                            GENERAL CABLE CORPORATION
                               [Title of Security]

1.    Interest.(1)

               General Cable Corporation ("Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on and of each year commencing , 20__. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from , 20__. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.    Method of Payment.(2)

               The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.    Bond Agents.

               Initially, , will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.    Indenture.

               The Company issued the securities of this series ("Securities") under an Indenture dated as of , 20__ ("Indenture") between the Company and ("Trustee"). The terms of the Securities include those stated in the Indenture and in the Bond Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb). Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.    Optional Redemption.(3)

               On or after 20__, the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

               If redeemed during the 12-month period beginning,

                Year         Percentage        Year         Percentage
               20__
               20__
               20__
               20__

               and thereafter at 100%.

6.    Mandatory Redemption.(4)

               The Company will redeem $ principal amount of Securities on and on each thereafter through , 20__ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.(5) The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may subtract the same Security only once.

7.    Additional Optional Redemption.(6)

               In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $ principal amount of Securities on and on each thereafter through , 20__ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.    Notice of Redemption.(7)

               Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.

9.    Denominations, Transfer, Exchange.

               The Securities are in registered form without coupons in denominations of $1,000(8) and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.   Persons Deemed Owners.

               The registered holder of a Security may be treated as its owner for all purposes.

11.   Amendments and Waivers.

               Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.(9) Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

               Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

12.   Restrictive Covenants.(10)

               The Securities are unsecured general obligations of the Company limited to $ principal amount.

13.   Successors.

               When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

14.   Defeasance Prior to Redemption or Maturity.(11)

               Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

15.   Defaults and Remedies.

               An Event of Default with respect to this series of Securities is: default for 30 days in payment of interest on the Securities of this series; default in payment of principal on them If the Security is subject to redemption insert ", upon redemption or otherwise"; and, if the Security is entitled to a sinking fund also add "or in the making of any sinking fund payment"; failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities of this series; a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than this series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including the Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall involve an amount in excess of $10,000,000 and shall constitute a failure to pay such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 30 days after notice as provided in the Indenture; and certain events of bankruptcy or insolvency. [Add other events of default if applicable]. If an Event of Default with respect to this series of the Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of this series may declare all the Securities of this series to be due and payable immediately. [If the Security is a Discounted Security, add "The amount due and payable shall be equal to" [insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and
               (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal and interest, if any, on the Discounted Securities of this series shall be terminated.] Holders of Securities of this series may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities of this series. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities of this series may direct the Trustee in its exercise of any trust or power with respect to this series of the Securities. The Trustee may withhold from Holders of Securities of this series notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.   Trustee Dealings with Company.

               The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

17.   No Recourse Against Others.

               A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.   Authentication.

               This Security shall not be valid until authenticated by a manual signature of the Registrar.

19.   Abbreviations.

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type. Requests may be made to: Secretary, General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

                                                                       EXHIBIT B


                            A Form of Bearer Security

No.                                                  $


                            GENERAL CABLE CORPORATION
                               [Title of Security]

General Cable Corporation
promises to pay to

or registered assigns
the principal sum of             Dollars on               ,

Interest Payment Dates:
          Record Dates:

                                                   Dated:      , 20__

                                                   GENERAL CABLE CORPORATION
Transfer Agent and Paying Agent

                                      (SEAL)

Authenticated:                                     Name:
                                                   Title:


Registrar, by

Authorized Signatory                               Name:
                                                   Title:

                            GENERAL CABLE CORPORATION
                               [Title of Security]

1.     Interest.(1)

                General Cable Corporation ("Company"), a Delaware corporation, promises to pay to bearer interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on and of each year commencing
                           , 20__ . Interest on the Securities will accrue
                from the most recent date to which interest has been paid or, if no interest has been paid, from , 20__ . Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.     Method of Payment.(2)

                Holders must surrender Securities and any coupons to a Paying Agent to collect principal and interest payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money.

3.     Bond Agents.

                Initially, , will act as Transfer Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.     Indenture.

                The Company issued the securities of this series ("Securities")
                under an Indenture dated as of           ,   20__ ("Indenture")
                between the Company and                      ("Trustee").  The
                terms of the Securities include those stated in the Indenture and the Bond Resolution and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb). Securityholders are referred to the Indenture, the Bond Resolution and the Act for a statement of such terms.

5.     Optional Redemption.(3)

                On or after ,20__, the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

                If redeemed during the 12-month period beginning,

                Year          Percentage       Year        Percentage
                20__
                20__
                20__
                20__

                and thereafter at 100%.

6.     Mandatory Redemption.(4)

                The Company will redeem $         principal amount of Securities
                on         and on each               thereafter
                through              , 20__ at a redemption price of 100% of
                principal amount, plus accrued interest to the redemption date.(5) The Company may reduce the principal amount of Securities to be redeemed pursuant to this paragraph by subtracting 100% of the principal amount (excluding premium) of any Securities (i) that the Company has acquired or that the Company has redeemed other than pursuant to this paragraph and (ii) that the Company has delivered to the Registrar for cancellation. The Company may subtract the same Security only once.

7.     Additional Optional Redemption.(6)

                In addition to redemptions pursuant to the above paragraph(s), the Company may redeem not more than $ principal amount of Securities on and on each thereafter through , 20__ at a redemption price of 100% of principal amount, plus accrued interest to the redemption date.

8.     Notice of Redemption.(7)

                Notice of redemption will be published once in an Authorized Newspaper in the City of New York and if the Securities are listed on any stock exchange located outside the United States and such stock exchange so requires, in any other required city outside the United States at least 30 days but not more than 60 days before the redemption date. Notice of redemption also will be mailed to holders who have filed their names and addresses with the Transfer Agent within the two preceding years. A holder of Securities may miss important notices if he fails to maintain his name and address with the Transfer Agent.

9.     Denominations, Transfer, Exchange.

                The Securities are in bearer form with coupons in denominations of $1,000(8) and whole multiples of $1,000. The Securities may be transferred by delivery and exchanged as provided in the Indenture. Upon an exchange, the Transfer Agent may require a holder, among other things, to furnish appropriate documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange any Security or portion of a Security selected for redemption. Also, it need not exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

10.    Persons Deemed Owners.

                The holder of a Security or coupon may be treated as its owner for all purposes.

11.    Amendments and Waivers.

                Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment.(9) Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

                Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

12.    Restrictive Covenants.(10)

                The Securities are unsecured general obligations of the
                Company limited to $          principal amount.

13.    Successors.

                When a successor assumes all the obligations of the Company under the Securities, any coupons and the Indenture, the Company will be released from those obligations.

14.    Defeasance Prior to Redemption or Maturity.(11)

                Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities, any coupons and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

15.    Defaults and Remedies.

                An Event of Default with respect to this series of Securities is: default for 30 days in payment of interest on the Securities of this series; default in payment of principal on them [If the Security is subject to redemption insert ", upon redemption or otherwise"; and, if the Security is entitled to a sinking fund also add "or in the making of any sinking fund payment"]; failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities of this series; a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than this series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including the Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall involve an amount in excess of $10,000,000 and shall constitute a failure to pay such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 30 days after notice as provided in the Indenture; and certain events of bankruptcy or insolvency. [Add other events of default if applicable]. If an Event of Default with respect to this series of the Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of this series may declare all the Securities of this series to be due and payable immediately. [If the Security is a Discounted Security, add "The amount due and payable shall be equal to" [insert formula for determining the amount.] Upon payment (i) of the amount of principal so declared due and payable and
                (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal and interest, if any, on the Discounted Securities of this series shall be terminated.] Holders of Securities of this series may not enforce the Indenture or the Securities of this series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities of this series. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities of this series may direct the Trustee in its exercise of any trust or power with respect to this series of the Securities. The Trustee may withhold from Holders of Securities of this series notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.    Trustee Dealings with Company.

                The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

17.    No Recourse Against Others.

                A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.    Authentication.

                This Security shall not be valid until authenticated by a manual signature of the Registrar.

19.    Abbreviations.

                Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Bond Resolution, which contains the text of this Security in larger type. Requests may be made to: Secretary, General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076.

                                [FACE OF COUPON]

                                                                ...............
                                                                [$]............
                                                                Due............


                            GENERAL CABLE CORPORATION
                               [Title of Security]

                  Unless the Security attached to this coupon has been called for redemption, General Cable Corporation ("Company") will pay to bearer, upon surrender, the amount shown hereon when due. This coupon may be surrendered for payment to any Paying Agent listed on the back of this coupon unless the Company has replaced such Agent. Payment may be made by check. This coupon represents six months' interest.

                                                     GENERAL CABLE CORPORATION


                                                     By:
                                                           ---------------------

                               [REVERSE OF COUPON]


                                                ,
                                 as PAYING AGENT

                            NOTES TO EXHIBITS A AND B

1. If the Security is not to bear interest at a fixed rate per annum, insert a description of the manner in which the rate of interest is to be determined. If the Security is not to bear interest prior to maturity, so state.

2. If the method or currency of payment is different, insert a statement thereof.

3.       If applicable.

4.       If applicable.

5. If the Security is a Discounted Security, insert amount to be redeemed or method of calculating such amount.

6. If applicable. Also insert, if applicable, provisions for repayment of Securities at the option of the Securityholder.

7.       If applicable.

8.       If applicable. Insert additional or different denominations.

9.       If different terms apply, insert a brief summary thereof.

10. If applicable. If additional or different covenants apply, insert a brief summary thereof.

11. If applicable. If different defeasance terms apply, insert a brief summary thereof.

Note: U.S. tax law may require certain legends on Discounted and Bearer Securities.

                                                                       EXHIBIT C


                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

                      ----------------------------------------------------------

                      ----------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                        Your Signature:
     --------------------                   ------------------------------------


                                                      --------------------------
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Security)

                                                                       EXHIBIT D

                                CONVERSION NOTICE

                   To convert this Security, check the box:


                                                  / /

                   To convert only part of this Security, state the amount (must be in integral multiples of $1,000);

                   $----------------------------------

                   If you want the securities delivered upon conversion made out in another person's name, fill in the form below:

                   (Insert other person's Social Security or Tax I.D. Number)

                   ------------------------------------

                   ------------------------------------

                   ------------------------------------

                   ------------------------------------
                   (Print or type other
                   person's name, address
                   and zip code)

Date:                            Your Signature:
     -------------------                             ---------------------------

                                                     ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)

Signature(s) guaranteed by:
                                    --------------------------------------------
                                    (All signatures must be guaranteed by a
                                    member of a national securities exchange or
                                    of the National Association of Securities
                                    Dealers, Inc. or by a commercial bank or
                                    trust company located in the United States)


                                      D-1